Exhibit 23.1

                                  DALE MATHESON
                              CARR HILTON LABONTE
                              -------------------

                              Chartered Accountants


August 17, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Morgan Creek Energy Corp. - Form SB-2 Registration Statement (Amended)
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Dear Sirs:


As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement (Amended) dated August 17, 2005, of the following:

     o Our report to the Stockholders and Board of Directors of Morgan Creek Energy Corp. dated January 31, 2005, except for Note 7 as to which the date is March 9, 2005, on the financial statements of the Company as at December 31, 2004 and for the period from October 20, 2004 (inception) to December 31, 2004.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


/s/Dale Matheson Carr-Hilton LaBonte
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Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia